Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-3 No. 333-134920) of Axcelis Technologies, Inc.;

(2)   Registration Statement (Form S-8 No. 333-49726) pertaining to the Employee Stock Purchase Plan of Axcelis Technologies, Inc.;

(3)   Registration Statement (Form S-8 No. 333-49768) pertaining to the 2000 Stock Plan of Axcelis Technologies, Inc.; and

(4)   Registration Statement (Form S-8 No. 333-120356) pertaining to the 2000 Stock Plan of Axcelis Technologies, Inc.

of our report dated September 19, 2008, with respect to the consolidated financial statements of SEN Corporation, an SHI and Axcelis Company, for the year ended March 31, 2008, incorporated herein by reference, included in this amended Annual Report (Form 10-K/A) of Axcelis Technologies, Inc. for the year ended December 31, 2008.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan
June 29, 2009